ENGAGEMENT AGREEMENT

This Engagement Agreement ("Agreement") is made and effective this October 1, 2021,

BETWEEN: **Demin (Fleming) Huang** (the "Consultant"), an individual with his main address at:

226-165 Cherokee Blvd, Toronto, Ontario, Canada, M2J 4T7

AND: **Harmony Energy Technologies Corporation** (the "Harmony"), a corporation organized and existing under the laws of the Delaware of United States, with its registered address located at:

2711 Centerville Road, Suite 400, Wilmington, Delaware, USA, 19808

RECITALS

A. Harmony is engaged in the business of energy business development.

B. The Consultant has been engaged to provide corporate management services as Chief Financial Officer for the Company.

C. The Consultant is willing to be retained by Harmony, and Harmony is willing to retain the Consultant.

In consideration of the matters described above, and of the mutual benefits and obligations set forth in this Agreement, the parties agree as follows:

1. CONSULTANT SERVICE

A. Harmony engages and retain the Consultant as the Chief Financial Officer of Harmony, and Consultant accepts and agrees to such engagement. Consultant is or remains open to conducting similar tasks or activities for clients other than the Company and holds themselves out to the public to be a separate business entity.

B. Consultant shall perform such other duties as are customarily performed by one holding such position in other, same, or similar businesses or enterprises as that engaged in by the Harmony and shall also additionally render such other and unrelated services and duties as may be assigned to him from time to time by Harmony.

2. BEST EFFORTS OF CONSULTANT

Consultant agrees that he will at all times faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from his pursuant to the express and implicit terms of this Agreement, to the reasonable satisfaction of Harmony. Such duties shall be rendered in Canada, and at such other place or places as Harmony shall in good faith require or as the interest, needs, business, or opportunity of Harmony shall require.

3. TERM OF EMPLOYMENT

The term of this Agreement shall be a period of 1 year, commencing October 1, 2021. The agreement will be automatically renew at the same term with the either party can terminate the agreement with 30 days written notice.

4. COMPENSATION OF CONSULTANT

The Company will pay the consultant US$4,000 per month for the consulting service as Chief Financal Officer.

5. ASSURANCE OF SERVICES

Consultant will not be required to follow or establish a regular or daily work schedule. Consultant shall devote all of his time, attention, knowledge, and skills solely to the business and interest of Harmony, and Harmony shall be entitled to all of the benefits, profits, or other issues arising from or incident to all work, services, and advice of Consultant, and Consultant shall not, during the term of this Agreement, be interested directly or indirectly, in any manner, as partner, officer, director, shareholder, advisor, Consultant, or in any other capacity in any other business similar to Harmony's business or any allied trade; provided, however, that nothing contained in this section shall be deemed to prevent or to limit the right of Consultant to invest any of his money in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange.

6. TRADE SECRETS

Consultant shall not at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation, or other entity in any manner whatsoever any information concerning any matters affecting or relating to the business of Harmony, including but not limited to any of its customers, the prices it obtains or has obtained from the sale of, or at which it sells or has sold, its products, or any other information concerning the business of Harmony, its manner of operation, its plans, processes, or other data without regard to whether all of the above-stated matters will be deemed confidential, material, or important, Harmony and Consultant specifically and expressly stipulating that as between them, such matters are important, material, and confidential and gravely affect the effective and successful conduct of the business of Harmony, and Harmony's good will, and that any breach of the terms of this section shall be a material breach of this Agreement.

7. TRADE SECRETS AFTER TERMINATION OF EMPLOYMENT

All of the terms of Section Seven of this Agreement shall remain in full force and effect for the period of Three (3) years after the termination of Consultant's employment for any reason, and during such 3 years period, Consultant shall not make or permit the making of any public announcement or statement of any kind trade secrets during he was formerly employed by or connected with Harmony.

8. REIMBURSEMENT OF EXPENSES

The Consultant may incur reasonable expenses for furthering the Company's business, including expenses for entertainment, travel, and similar items. The Company shall reimburse Consultant for all business expenses after the Consultant presents an itemized account of expenditures, pursuant to Company policy.

9. RECOMMENDATIONS FOR IMPROVING OPERATIONS

Consultant shall make available to Harmony all information of which Consultant shall have any knowledge and shall make all suggestions and recommendations that will be of mutual benefit to Harmony and Consultant.

10. AGREEMENTS OUTSIDE OF CONTRACT

This Agreement contains the complete Agreement concerning the employment arrangement between the parties and shall, as of the effective date of this Agreement, supersede all other Agreements between the parties. The parties stipulate that neither of them has made any representation with respect to the subject matter of this Agreement or any representations including the execution and delivery of this Agreement except such representations as are specifically set forth in this Agreement, and each of the parties acknowledges that he has relied on its own judgment in entering into this Agreement.

11. MODIFICATION OF AGREEMENT

Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

12. TERMINATION

A. This Agreement may be terminated by the Harmony on 30 days' written notice to the Consultant. If Harmony shall so terminate this Agreement, there is no extra compensation or any severance payment to the Consultant.

B. In the event of any violation by Consultant of any of the terms of this Agreement, Harmony may terminate employment without notice and with compensation to Consultant only to the date of such termination.

C. It is further agreed that any breach or evasion of any of the terms of this Agreement by either party will result in immediate and irreparable injury to the other party and will authorize recourse to injunction and or specific performance as well as to all other legal or equitable remedies to which such injured party may be entitled under this Agreement.

13. EFFECT OF PARTIAL INVALIDITY

The invalidity of any portion of this Agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to the expungement of the invalid provision.

14. CHOICE OF LAW

It is the intention of the parties to this Agreement that this Agreement and the performance under this Agreement, and all suits and special proceedings under this Agreement, be construed in accordance with and under and pursuant to the laws of State of Delaware and the United States of America. and that, in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of State of Delaware and the United States of America shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

15. NO WAIVER

The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

16. ATTORNEY FEES

In the event that any action is filed in relation to this Agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all the sums that either party may be called on to pay, a reasonable sum for the successful party's attorney's fees.

17. PARAGRAPH HEADINGS

The titles to the paragraphs of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Agreement.

IN WITNESS HEREOF, the parties have caused it to be executed on the date indicated above.

Demin (Fleming) Huang	Harmony Energy Technologies Corporation
Fleming	[signature]
Authorized Signature	Authorized Signature
Demin (Fleming) Huang	NICK ZENG
Print Name and Title	Print Name and Title